Exhibit 99.1

Ortho Dermatologics

A Division of Janssen Pharmaceuticals, Inc.

Special-Purpose Statements of Assets to be Sold as of January 2, 2011 and October 2, 2011 (unaudited) and the related Statements of Revenues and Expenses for the Fiscal Year ended January 2, 2011 and unaudited Nine-Month Periods Ended October 2, 2011 and October 3, 2010

Ortho Dermatologics

Index to Special-Purpose Financial Statements

Page
Report of Independent Auditors	1
Special-Purpose Financial Statements:
Statements of Assets to be Sold as of January 2, 2011 and October 2, 2011 (unaudited)	2
Statements of Revenues and Expenses for fiscal year ended January 2, 2011 and unaudited nine-month periods ended October 2, 2011 and October 3, 2010	3
Notes to Special-Purpose Financial Statements	4 –10

Report of Independent Auditors

To the Management of Ortho Dermatologics:

We have audited the accompanying special-purpose statement of assets to be sold of the Ortho Dermatologics (the “Business”) division of Janssen Pharmaceuticals, Inc. (the “Company”), a wholly-owned subsidiary of Johnson & Johnson, Inc. (“J&J”), as of January 2, 2011, and the related special-purpose statement of revenues and expenses for the fiscal year ended January 2, 2011. These special-purpose financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these special-purpose financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special-purpose financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the special-purpose financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall special-purpose financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

The accompanying special-purpose financial statements were prepared in connection with the Company’s divesture of the Business as discussed in Note 1 and are not intended to be a complete presentation of the Company’s assets and liabilities or revenues and expenses in conformity with accounting principles generally accepted in the United States of America. As described in Note 2 to the special-purpose financial statements, these statements have been derived from the Company’s historical accounting records and reflect management’s estimates of allocations of certain costs and expenses of cost of goods and services provided to the Business by the Company or other J&J subsidiaries. Accordingly, they do not necessarily represent the assets and liabilities or revenues and expenses of the Business had it been operated as a separate independent entity.

In our opinion, the special-purpose financial statements referred to above present fairly, in all material respects, the assets to be sold of the Business as of January 2, 2011 and the Business’ revenues and expenses for the fiscal year ended January 2, 2011, as described in Notes 1 through 3, in accordance with accounting principles generally accepted in the United States of America.

January 17, 2012

PricewaterhouseCoopers LLP, 400 Campus Drive, P.O. Box 988, Florham Park, NJ 07932

T: (973) 236 4000, F: (973) 236 5000, www.pwc.com / us

Ortho Dermatologics

Special-Purpose Statements of Assets to be Sold

January 2, 2011 and October 2, 2011 (unaudited)

	January 2,	October 2,
(dollars in thousands)	2011	2011
		(unaudited)
Current Assets:
Finished Goods Inventories, net	$2,835	$2,183

	2,835	2,183

Property, plant and equipment, net	303	222
Intangible assets, net	6,887	6,237

	$10,025	$8,642

The accompanying notes are an integral part of these special-purpose financial statements.

Ortho Dermatologics

Special-Purpose Statements of Revenues and Expenses

For the Fiscal Year ended January 2, 2011 and unaudited Nine-Month Periods Ended

October 2, 2011 and October 3, 2010

(dollars in thousands)	Fiscal Year Ended January 2, 2011	Nine Month Period Ended October 2, 2011	Nine Month Period Ended October 3, 2010
		(unaudited)	(unaudited)
Revenues, Net	$147,097	$104,999	$110,857

Direct and Allocated Expenses
Costs of Sales	20,358	15,444	14,486
Selling and Marketing	40,467	29,066	30,156
General and Administrative	5,537	5,447	4,726
Research and Development	18,599	12,714	12,304

Total Expenses	$84,961	$62,671	$61,672

Revenues in excess of direct and allocated expenses	$62,136	$42,328	$49,185

The accompanying notes are an integral part of these special-purpose financial statements.

Ortho Dermatologics

Notes to Special-Purpose Financial Statements

1.	Background

Ortho Dermatologics (the “Business”) is a specialty healthcare division of Janssen Pharmaceuticals, Inc. (also referred to herein as, “JPI”), which is a wholly owned subsidiary of Johnson & Johnson (“J&J”) that discovers, develops, and distributes products for dermatological conditions. The major products of the Business include RETIN-A MICRO ®, used for the treatment of acne vulgaris, RENOVA® used to reduce fine facial wrinkles and ERTACZO® Cream, a topical antifungal used for tinea pedis.

On July 15, 2011, JPI entered into an Asset Purchase Agreement with wholly owned subsidiaries of Valeant Pharmaceutical International, Inc. (“Valeant”) providing for the sale of the Business. Under the terms of the Asset Purchase Agreement, the sales price was $345 million, subject to certain adjustments. The transaction closed on December 12, 2011.

The asset sale includes fixed assets owned by the Business, intellectual property that is owned or licensed by the Business, including rights associated with the related domain names, trademarks and patents; related marketing materials owned by the Business, and inventory on hand at time of closing. As part of the asset sale, third-party manufacturing and supply agreements, to the extent permitted under the terms of such agreements, and third-party distribution and other agreements related to the Business as well as personnel of the Business were transferred to Valeant.

2.	Basis of Presentation

The Special-Purpose Statements of Assets to be Sold as of January 2, 2011 and October 2, 2011 (unaudited) and the related Special-Purpose Statements of Revenues and Expenses for the fiscal year ended January 2, 2011 and unaudited nine-month periods ended October 2, 2011 and October 3, 2010, are derived from the historical books and records of the Business and certain of its affiliates and only present the assets to be sold and the revenues and expenses, including certain allocated expenses, of the Business. Therefore, these special-purpose financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Business in conformity with accounting principles generally accepted in the United States of America. The operations of the Business rely, to varying degrees on JPI and other J&J subsidiaries for certain procurement, warehousing, information technology, insurance, human resource, accounting, regulatory, treasury, tax and legal support, and these expenses have been allocated in the Statements of Revenues and Expenses as appropriate.

During the fiscal year ended January 2, 2011, and the nine-month periods ended October 2, 2011 and October 3, 2010, the Business’ financing needs were provided by J&J, and cash generated by the Business was transferred to J&J. As the Business has historically been managed as part of the operations of JPI and has not been operated as a stand-alone entity, it is not practical to prepare historical cash flow information regarding the Business’ operating, investing, and financing cash flows. As such, statements of cash flows are not presented.

3.	Allocation of Certain Costs and Expenses

Certain costs and expenses presented in the special-purpose Statements of Revenues and Expenses have been allocated to the Business by certain of its affiliates based on management’s estimates of the cost of services provided to the Business and assumptions that management has deemed reasonable. Selling, marketing, general and administrative expenses include allocations of such expenses from J&J and certain of its affiliates based on a percentage of net revenue and headcount. Additionally, research and development expenses are allocated from J&J and certain of its affiliates based on a percentage of effort and headcount.

Ortho Dermatologics

Notes to Special-Purpose Financial Statements

The special-purpose Statements of Revenues and Expenses reflect a consistent application of methodology for each reporting period presented. Allocations of J&J corporate overhead unrelated to the operations of the Business have been excluded from these special-purpose financial statements.

Due to the reliance of the Business on J&J and certain of its affiliates for the above described activities, and because products of the Business are often sold together with other unrelated products, the historical operating results of the Business may not be indicative of future results.

The costs and expenses allocated to the Business by J&J and its affiliates for the periods presented are as follows:

	Fiscal Year Ended January 2, 2011	Nine Month Period Ended October 2, 2011	Nine Month Period Ended October 3, 2010
		(unaudited)	(unaudited)
Costs of Sales	$1,620	$1,423	$1,223
Selling and Marketing	6,518	4,972	4,788
General and Administrative	4,693	4,308	4,362
Research and Development	18,599	12,714	12,304

Total	$31,430	$23,417	$22,677

There was no direct interest expense incurred by or allocated to the Business; therefore, no interest expense has been reflected in the special-purpose Statements of Revenues and Expenses.

The Business utilizes a centralized approach to cash management and financing of operations. The Business's cash was available for use and was regularly transferred to J&J at its discretion. Any cash required to fund the operations of the Business were obtained through J&J's centralized treasury function.

All significant intercompany accounts and transactions within the Business have been eliminated.

4.	Summary of Significant Accounting Policies

Fiscal Year

The fiscal year end and nine-month periods end on the Sunday nearest to the end of the period. The January 2, 2011 fiscal year presented consists of 53 weeks. The unaudited nine-month periods ended October 2, 2011 and October 3, 2010, each consisted of 39 weeks.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out method. Market is deemed to be replacement cost to the extent it does not exceed net realizable value (the estimated selling price less any cost of completion and distribution). Inventories are adjusted for estimated obsolescence and written down to net realizable value based upon estimates of future demand.

Ortho Dermatologics

Notes to Special-Purpose Financial Statements

Revenue Recognition

The Business recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists; the price to the buyer is fixed or determined; and collectability is reasonably assured. For product related sales, revenues are recognized when title and risk of loss has been passed to the customer, which is typically upon shipment. Product revenues are recorded net of applicable reserves for estimated product returns and certain customer rebate programs and incentives. The estimates take into consideration historical experience, current contractual requirements, specific known events and trends.

Intangible Assets

Intangible assets have finite lives and are amortized over their useful lives and reviewed for impairment when warranted.

Research and Development Expense

Research and development activities represent a significant part of the business. These expenditures relate to the development of new products, improvement of existing products, technical support of products and compliance with governmental regulations for the protection of consumers and patients. Research and development expenses are expensed as incurred.

Employee Benefit Plans

J&J sponsors various retirement and pension plans, including defined benefit, defined contribution and termination indemnity plans, which cover most employees worldwide. These plans are based on assumptions for the discount rate, expected return on plan assets, expected salary increases and health care cost trend rates.

Income Taxes

The operations of the Business are included in the consolidated federal income tax return of J&J, to the extent appropriate, and are included in the state and local returns of certain other affiliates of J&J. A provision for income taxes has not been presented in these special-purpose financial statements as the business has not operated as a standalone unit and no allocation of J&J’s income tax provision/benefit has historically been made to the Business.

Use of Estimates

The preparation of these special-purpose financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates. Also, as discussed in Note 3, the special-purpose financial statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Business had been operated as a stand-alone entity.

Concentrations, Commitments and Contingent Liabilities

In each of the periods below, three customers represented 10% or more of total gross sales. The following table represents a summary of gross revenues to these customers as a percentage of total gross revenues to third parties:

Ortho Dermatologics

Notes to Special-Purpose Financial Statements

	Fiscal Year Ended January 2, 2011	Nine Month Period Ended October 2, 2011	Nine Month Period Ended October 3, 2010

		(unaudited)	(unaudited)
Customer A	38%	38%	38%
Customer B	27%	27%	27%
Customer C	23%	23%	23%

The Business does not have any significant direct operating lease commitments. The Business receives indirect allocations of facility and other lease expenses from J&J and certain of its affiliates as described in Note 3.

From time to time, the Business is involved with product liability claims or other legal proceedings generally incidental to the Business activities. The Company does not believe there are existing matters that would have a material adverse effect on the Business.

Significant Supply Agreements

The MicrospongeTM System in combination with Tretinoin for the Retin-A Micro products is manufactured under an exclusive 1996 supply agreement with Amcol HBS (as successor to Advanced Polymer Systems, Inc.). The agreement can be terminated by either party with 12 months advanced notice. The supply agreement contains an annual price review by both parties with adjustments made on a cost justification provided by Amcol HBS. The last price adjustment was made in March 2011. There is no minimum purchase quantities under the exclusive supply agreement.

5.	Property, Plant and Equipment

Property, plant and equipment (PP&E) consist of sales booths used to showcase marketed products at industry conventions. PP&E are stated at historical cost. Expenditures for maintenance and repairs are charged to expense as incurred, while the costs of significant improvements are capitalized. Depreciation expense is recorded on a straight-line basis over the estimated useful lives of the assets, which ranged from 5 to 8 years. The depreciation expense was $110,000, $66,000, and $83,000 for the fiscal year ended January 2, 2011 and unaudited nine-month periods ended October 2, 2011 and October 3, 2010, respectively.

As of January 2, 2011 and October 2, 2011, PP&E at cost and accumulated depreciation were:

	January 2,	October 2,
	2011	2011
		(unaudited)
Sales Booths	$889	$826
Less accumulated depreciation	586	604

Total property, plant and equipment, net	$303	$222

Ortho Dermatologics

Notes to Special-Purpose Financial Statements

6.	Intangible Assets

At the end of January 2, 2011 and October 2, 2011, the gross and net amounts of intangible assets were:

	January 2, 2011	October 2, 2011
		(unaudited)
Trademarks—gross	$13,000	$13,000
Less accumulated amortization	6,113	6,763

Trademarks—net	$6,887	$6,237

In 2003, the Business acquired an intangible asset related to the ERTACZO® Cream product. The product was included as part of the sale of the Business. The amortization period for the trademark is 15 years. The amortization expense was $867,000, $650,000, and $650,000 for the fiscal year ended January 2, 2011 and unaudited nine-month periods ended October 2, 2011 and October 3, 2010, respectively.

7.	Pensions and Other Benefits Plans

J&J sponsors various retirement plans, including defined benefit, defined contribution and termination indemnity plans, which cover most employees. J&J also provides postretirement benefits, primarily health care, to all U.S. retired employees and their dependents. Retirement plan benefits are primarily based on the employee’s compensation during the last three to five years before retirement and the number of years of service. J&J does not fund retiree health care benefits in advance and has the right to modify these plans in the future. Cost associated with pension and other benefit plans have been allocated to the Business using the methodologies described in Note 4. For the fiscal year ended January 2, 2011, and the unaudited nine-month periods ended October 2, 2011 and October 3, 2010, were $1,562,000, $1,541,000 and $1,172,000, respectively, are included in the statements of revenues and expenses.

8.	Stock Option Plans and Stock Compensation Agreements

At January 2, 2011, the Business participated in J&J stock-based compensation plans. The special-purpose Statements of Revenues and Expenses include the expenses related to stock-based compensation of $1,439,000, $849,000 and $1,324,000 for the fiscal year ended January 2, 2011 and unaudited nine-month periods ended October 2, 2011 and October 3, 2010, respectively. The disclosures below represent the stock-based compensation disclosures applicable to the employees of the Business.

The shares outstanding are for contracts under J&J’s 2000 Stock Option Plan, the 2005 Long-Term Incentive Plan Stock Option Plans and the Alza Corporation Stock Option Plan. During 2010, no options or restricted shares were granted under any of these plans except under the 2005 Long-Term Incentive Plan.

Stock Options

Stock options expire 10 years from the date of grant and vest over service periods that range from six months to four years. All options are granted at the average of the high and low prices of J&J’s Common Stock on the New York Stock Exchange on the date of grant.

Ortho Dermatologics

Notes to Special-Purpose Financial Statements

The fair value of each option award was estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatility represents a blended rate of 4-year daily historical average volatility rate, and a 5-week average implied volatility rate based on at-the-money traded J&J options with a life of 2 years. Historical data is used to determine the expected life of the option. The risk-free rate was based on the U.S. Treasury yield curve in effect at the time of grant.

The average fair value of options granted was $8.03 in 2010. The fair value was estimated based on the weighted average assumptions of:

	2010	2009	2008
Risk-free rate	2.78%	2.71%	2.97%
Expected volatility	17.4%	19.5%	15.0%
Expected life	6.0 yrs	6.0 yrs	6.0 yrs
Dividend yield	3.30%	3.30%	2.90%

A summary of option activity as of January 2, 2011 and changes during the year ending on that date is presented below:

Stock Options	Outstanding Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value (in thousands)
Shares at January 3, 2010	178,033	$58.38	$1,151
Options granted	1,879	62.62
Options exercised	(9,796)	52.29
Options canceled/forfeited [1]	(56,743)	57.83

Shares at January 2, 2011	113,373	$59.25	$440

[1]	Includes 53,443 options for employees who transferred out during 2010.

Ortho Dermatologics

Notes to Special-Purpose Financial Statements

The following table summarizes stock options outstanding and exercisable at January 2, 2011:

	Outstanding			Exercisable
Exericse Price Range		Average Life	Average Exercise Price		Average Exercise Price
$ 41.26-$49.86	1,102	0.3	$46.99	1,102	$46.99
$ 50.52-$52.80	15,330	2.1	52.20	15,330	52.20
$ 53.00-$53.93	13,160	3.1	53.93	13,160	53.93
$ 54.04-$57.30	21,450	1.1	57.30	21,450	57.30
$ 57.44-$58.34	20,761	7.0	58.33	7,659	58.34
$ 58.42-$65.10	7,813	7.6	61.96	—	—
$ 65.62-$68.37	33,757	4.4	66.09	33,064	66.10

	113,373	4.0	$59.25	91,765	$59.10

Restricted Share Units

J&J grants restricted share units with a vesting period of three years. A summary of share activity under the plan as of January 2, 2011:

Outstanding Shares
Shares at January 3, 2010	41,986
Shares granted	11,037
Shares issued	(7,868)
Shares canceled/forfeited	(11,976)

Shares at January 2, 2011	33,179

The average fair value of the restricted share units granted was $56.69 in 2010 using the fair market value at the date of grant. The fair value of restricted share units was discounted for dividends, which are not paid on the restricted share units during the vesting period. The fair value of restricted share units settled was $478,996 in 2010.

9.	Subsequent Events

Subsequent events have been evaluated through January 17, 2012, the date the financial statements were issued. There are no additional subsequent events which have not been disclosed in these financial statements.